Exhibit 99.1

Impinj Reports Fourth Quarter and Full Year 2022 Financial Results

SEATTLE, WA, February 8, 2023– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today released its financial results for the fourth quarter and year ended December 31, 2022.

“2022 was a very strong year for Impinj,” said Chris Diorio, Impinj co-founder and CEO. “We delivered record revenue and adjusted EBITDA, invested in our team, unlocked new opportunities heading into 2023 and advanced our vision of connecting every thing.”

Fourth Quarter 2022 Financial Summary

•
Revenue of $76.6 million
•
GAAP gross margin of 52.4%; non-GAAP gross margin of 53.8%
•
GAAP net loss of $0.1 million, or loss of less than $0.01 per diluted share using 26.0 million shares
•
Adjusted EBITDA of $11.8 million
•
Non-GAAP net income of $11.6 million, or income of $0.41 per diluted share using 28.2 million shares

Full Year 2022 Financial Summary

•
Revenue of $257.8 million
•
GAAP gross margin of 53.5%; non-GAAP gross margin of 55.5%
•
GAAP net loss of $24.3 million, or loss of $0.95 per diluted share using 25.5 million shares
•
Adjusted EBITDA of $28.9 million
•
Non-GAAP net income of $26.3 million, or income of $0.96 per diluted share using 27.5 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

First Quarter 2023 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the first quarter of 2023 (in millions, except per share data):

Three Months Ending
March 31, 2023
Revenue	$82.0 to $85.0
GAAP Net loss	($3.6) to ($2.1)
Adjusted EBITDA income	$9.2 to $10.7
GAAP Weighted-average shares — basic and diluted	26.20 to 26.40
GAAP Net loss per share — basic and diluted	($0.14 ) to ($0.08 )
Non-GAAP Net income	$8.6 to $10.3
Non-GAAP Weighted-average shares — basic	26.20 to 26.40
Non-GAAP Weighted-average shares — diluted	28.30 to 28.50
Non-GAAP Net income per share — basic	$0.33 to $0.39
Non-GAAP Net income per share — diluted	$0.30 to $0.36

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, February 8, 2023 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its fourth-quarter and full-year 2022 results, as well as its outlook for its first quarter 2023. Interested parties may access the call by dialing +1-412-317-5196. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 2251852.

Management’s prepared written remarks, along with quarterly financial data, will be made available on the company’s website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, investment plans and prospects, as well as financial considerations for the first quarter of 2023 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

###

For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	December 31, 2022 (1)	December 31, 2021 (1)
Assets:
Current assets:
Cash and cash equivalents	$19,597	$123,903
Short-term investments	154,148	69,443
Accounts receivable, net	49,996	35,449
Inventory	46,397	21,958
Prepaid expenses and other current assets	5,032	5,049
Total current assets	275,170	255,802
Long-term investments	19,200	14,225
Property and equipment, net	39,027	27,500
Operating lease right-of-use assets	10,490	11,667
Other non-current assets	1,969	2,462
Goodwill	3,881	3,881
Total assets	$349,737	$315,537
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$25,024	$11,732
Accrued compensation and employee related benefits	9,048	6,365
Accrued and other current liabilities	2,925	3,072
Current portion of operating lease liabilities	3,122	4,143
Current portion of long-term debt	—	9,633
Current portion of deferred revenue	2,250	558
Total current liabilities	42,369	35,503
Long-term debt, net of current portion	280,244	278,661
Operating lease liabilities, net of current portion	11,066	11,934
Other long-term liabilities	118	279
Deferred revenue, net of current portion	349	236
Total liabilities	334,146	326,613
Stockholders' equity (deficit):
Common stock, $0.001 par value	26	25
Additional paid-in capital	403,599	351,422
Accumulated other comprehensive loss	(1,249)	(39)
Accumulated deficit	(386,785)	(362,484)
Total stockholders' equity (deficit)	15,591	(11,076)
Total liabilities and stockholders' equity (deficit)	$349,737	$315,537

(1) We adopted ASU 2020-06 on January 1, 2021 using modified retrospective transition method and accounted for our convertible notes due 2026, or the 2019 Notes, on a whole-instrument basis. Upon adoption, we no longer had unamortized debt discount related to the equity component of the 2019 Notes. The condensed consolidated financial statements under both periods are presented under ASU 2020-06.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$76,590	$52,574	$257,800	$190,283
Cost of revenue	36,422	23,391	119,916	91,329
Gross profit	40,168	29,183	137,884	98,954
Operating expenses:
Research and development	18,982	17,578	74,106	64,058
Sales and marketing	9,655	9,710	37,894	34,287
General and administrative	11,577	9,125	45,465	36,137
Restructuring costs	(102)	458	(102)	1,721
Total operating expenses	40,112	36,871	157,363	136,203
Income (loss) from operations	56	(7,688)	(19,479)	(37,249)
Other income, net	1,150	4	2,517	25
Induced conversion expense	—	(11,333)	(2,232)	(11,333)
Interest expense	(1,207)	(974)	(4,923)	(2,550)
Loss before income taxes	(1)	(19,991)	(24,117)	(51,107)
Income tax expense	(117)	(23)	(184)	(153)
Net loss	$(118)	$(20,014)	$(24,301)	$(51,260)
Net loss per share — basic and diluted	$(0.00)	$(0.81)	$(0.95)	$(2.12)
Weighted-average shares — basic and diluted	26,005	24,581	25,539	24,176

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Year Ended
	December 31,
	2022	2021
Operating activities:
Net loss	$(24,301)	$(51,260)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,044	4,602
Stock-based compensation	42,443	40,498
Accretion of discount or amortization of premium on investments	(233)	896
Amortization of debt issuance costs	1,601	568
Induced conversion expense related to convertible notes	2,232	11,333
Loss on fixed asset disposal	57	—
Settlement and related costs	—	(460)
Changes in operating assets and liabilities:
Accounts receivable	(14,547)	(10,446)
Inventory	(24,439)	14,371
Prepaid expenses and other assets	852	(770)
Accounts payable	7,371	2,340
Accrued compensation and employee related benefits	2,683	836
Accrued and other liabilities	(215)	987
Operating lease right-of-use assets	3,414	2,792
Operating lease liabilities	(4,126)	(3,528)
Deferred revenue	1,805	(6,294)
Net cash provided by operating activities	641	6,465
Investing activities:
Purchases of investments	(205,749)	(84,412)
Proceeds from maturities of investments	114,750	82,000
Proceeds from sale of property and equipment	279	—
Purchases of property and equipment	(12,079)	(16,230)
Net cash used in investing activities	(102,799)	(18,642)
Financing activities:
Principal payments on finance lease obligations	—	(2)
Proceeds from exercise of stock options and employee stock purchase plan	15,416	17,648
Proceeds from issuance of 2021 Notes, net of issuance costs	—	278,422
Payment of 2019 Notes	(17,564)	(183,624)
Net cash provided by (used in) financing activities	(2,148)	112,444
Net increase (decrease) in cash and cash equivalents	(104,306)	100,267
Cash and cash equivalents
Beginning of period	123,903	23,636
End of period	$19,597	$123,903

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; and income tax benefit (expense). We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes; and prepayment penalty on debt extinguishment.

GAAP requires that certain convertible debt instruments that may be settled in cash on conversion be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This accounting results in the debt component being treated as though it was issued at a discount, with the debt discount being amortized as additional non-cash interest expense over the debt instrument term using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP net income (loss) is useful because this interest expense is not indicative of our ongoing operational performance.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP Gross margin	52.4%	55.5%	53.5%	52.0%
Adjustments:
Depreciation	1.2%	1.6%	1.4%	1.2%
Stock-based compensation	0.2%	1.1%	0.6%	1.0%
Non-GAAP Gross margin	53.8%	58.2%	55.5%	54.2%

GAAP Net loss	$(118)	$(20,014)	$(24,301)	$(51,260)
Adjustments:
Depreciation	1,588	1,431	6,044	4,602
Stock-based compensation	10,213	11,547	42,443	40,498
Other income, net	(1,150)	(4)	(2,517)	(25)
Interest expense	1,207	974	4,923	2,550
Income tax expense	117	23	184	153
Settlement and related costs	—	(460)	—	(460)
Restructuring costs	(102)	458	(102)	1,721
Induced conversion expense	—	11,333	2,232	11,333
Adjusted EBITDA	$11,755	$5,288	$28,906	$9,112

GAAP Net loss	$(118)	$(20,014)	$(24,301)	$(51,260)
Adjustments:
Depreciation	1,588	1,431	6,044	4,602
Stock-based compensation	10,213	11,547	42,443	40,498
Settlement and related costs	—	(460)	—	(460)
Restructuring costs	(102)	458	(102)	1,721
Induced conversion expense	—	11,333	2,232	11,333
Non-GAAP Net income	$11,581	$4,295	$26,316	$6,434

Non-GAAP Net income per share:
Basic	$0.45	$0.17	$1.03	$0.27
Diluted	$0.41	$0.16	$0.96	$0.25
GAAP and non-GAAP Weighted-average shares — basic	26,005	24,581	25,539	24,176

GAAP Weighted-average shares — diluted	26,005	24,581	25,539	24,176
Dilutive shares from stock plans	2,147	2,195	1,811	1,768
Dilutive shares from 2019 Notes	—	—	127	—
Non-GAAP Weighted-average shares — diluted	28,152	26,776	27,477	25,944

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
March 31,
2023
GAAP Net loss	$(2,850)
Adjustments:
Forecasted Depreciation	1,730
Forecasted Stock-based compensation	10,500
Forecasted Interest expense	1,250
Forecasted Other income, net	(750)
Forecasted Income tax expense	60
Adjusted EBITDA	$9,940

GAAP Net loss	$(2,850)
Adjustments:
Forecasted Depreciation	1,730
Forecasted Stock-based compensation	10,500
Non-GAAP Net income	$9,380

GAAP Net loss per share — basic and diluted	$(0.11)
Non-GAAP Net income per share
Basic	$0.36
Diluted	$0.33

GAAP weighted-average shares — basic and diluted	26,300

Non-GAAP weighted-average shares — basic	26,300
Dilutive shares from stock plans	2,100
Non-GAAP weighted-average shares — diluted	28,400